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                                                                    EXHIBIT 5.1


                                              December 11, 1997


SFX Broadcasting, Inc.
150 East 58th Street, 19th Floor
New York, New York 10155

                 RE:  Registration Statement on Form S-8
                      ----------------------------------
Ladies and Gentlemen:

         As counsel to SFX Broadcasting, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration by the Company of 75,000 shares of Class A Common Stock, par value $.01 per share, of the Company issuable upon exercise of a stock option granted to Robert F.X. Sillerman pursuant to the Stock Option Agreement, dated December 16, 1996 (the "Agreement") between the Company and Mr. Sillerman.

         In rendering this opinion, we have examined originals or copies authenticated to our satisfaction of the Company's Restated Certificate of Incorporation, as amended, the Company's Bylaws, as amended, and the Company's records of corporate proceedings. In addition, we have made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that the shares to be issued upon exercise of the stock option granted by the Agreement have been duly and validly authorized and, when issued and paid for as described in the Agreement, will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,


                                               /s/ Baker & McKenzie

HMB/GG